UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 17, 2001

GLOBAL VACATION GROUP, INC.

(Exact name of registrant as specified in its charter)

New York	001-14353	13-1894567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North First Street, San Jose, CA	95113

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 882-8455

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

On May 17, 2001 at their annual meeting the shareholders of the Company approved a proposal to amend the Company’s Restated Certificate of Incorporation to change the name of the Company to Classic Vacation Group, Inc. This proposal is described in the Company’s previously filed Proxy Statement. The name change will become effective upon the filing of this amendment with the New York State Department of State. Once the name change is effective, the trading symbol for the Company’s common stock as listed on the American Stock Exchange will change to CLV. This change is expected to take place during the week of May 21, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Vacation Group, Inc.

Dated: May 18, 2001	By:	/s/ Debbie A. Lundquist
———————————
Debbie A. Lundquist Executive Vice- President and Chief Financial Officer